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                        Flag Investors Series Funds, Inc.
               (formerly Flag Investors International Fund, Inc.)
                         Rule 18f-3 Multiple Class Plan
                                       for
            Flag Investors International Equity Fund Class A Shares,
            Flag Investors International Equity Fund Class B Shares,
           Flag Investors International Equity Fund Class C Shares and
          Flag Investors International Equity Fund Institutional Shares

                            Adopted December 13, 1995
              As revised to reflect the addition of Flag Investors
                   International Equity Fund Class B Shares,
             Flag Investors International Equity Fund Class C Shares
        and Flag Investors International Equity Fund Institutional Shares
                         Amended through March 22, 2000]

I.    Introduction.

      A. Authority. This Rule 18f-3 Multiple Class Plan (the "Plan") has been adopted by the Board of Directors (the "Board") of Flag Investors International Fund, Inc. (the "Fund"), including a majority of the Directors of the Fund who are not "interested persons" of the Fund (the "Independent Directors") pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"),

      B. History. The Fund is entitled to rely on an exemptive order dated December 30, 1994, which amended and supplemented prior multi-class exemptive orders dated August 27, 1985 and February 27, 1987, respectively, (Inv. Co. Act Releases Nos. IC-20813, IC-14695 and IC-15592, respectively) (collectively, the "Order"). On December 13, 1995, the Fund elected to rely on Rule 18f-3 rather than the Order, as permitted by Rule 18f-3 subject to certain conditions, and created a multiple class distribution arrangement for two classes of shares of the common stock of the Fund's one existing series (the "Series"). The multiple class distribution arrangement will be effective on the date of effectiveness of the post-effective amendment to the Fund's registration statement that incorporates the arrangement. The multi-class distribution arrangement will apply to all existing (Flag Investors International Equity Fund Class A Shares, Flag Investors International Equity Fund Class B Shares, Flag Investors International Equity Fund Class C Shares and Flag Investors International Equity Fund Institutional Shares) and future classes of Fund shares. The Flag Investors International Equity Fund Class A Shares have been offered since the Fund's inception on November 18, 1986. The Flag Investors International Equity Fund Class B Shares and the Flag Investors International Equity Fund Class C Shares have been offered since February 29, 2000. The Flag Investors International Equity Fund Institutional Shares have not yet been offered.

      C. Adoption of Plan; Amendment of Plan; and Periodic Review. Pursuant to Rule 18f-3, the Fund is required to create a written plan specifying all of the differences among the Fund's classes, including shareholder services, distribution arrangements, expense allocations, and any related conversion features or exchange options. The Board has created the Plan to meet this requirement. The Board, including a majority of the Independent Directors, must periodically review the Plan for its continued appropriateness, and must approve any material amendment of the Plan as it relates to any class of any Series covered by the Plan. This Plan must be amended to properly describe (through additional exhibits hereto or otherwise) each additional class of shares approved by the Fund's Board of Directors. Before any material amendment of the Plan, the Fund is required to obtain a finding by a majority of the Board, and a

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majority of the Independent Directors, that the Plan as proposed to be amended, including the expense allocations, is in the best interests of each class individually and the Fund as a whole.

II.   Attributes of Share Classes

      A. The rights of each existing class of the Fund are not being changed hereby, and the rights, obligations and features of each of the classes of the Fund shall be as set forth in the Fund's Articles of Incorporation and Bylaws, as each such document is amended or restated to date, the resolutions that are adopted with respect to the classes of the Fund and that are adopted pursuant to the Plan to date, and related materials of the Board, as set forth in Exhibit A hereto.

      B. With respect to any class of shares of a Series, the following requirements shall apply. Each share of a particular Series shall represent an equal pro rata interest in the Series and shall have identical voting, dividend, liquidation and other rights, preferences, powers, restrictions, limitations, qualifications, designations and terms and conditions, except that (i) each class shall have a different class designation (e.g., Class A, Class B, etc.);
(ii) each class of shares shall separately bear any distribution expenses in connection with the plan adopted pursuant to Rule 12b-1 under the 1940 Act (a "Rule 12b-1 Plan"), if any, for such class (and any other costs relating to obtaining shareholder approval of the Rule 12b-1 Plan for such class, or an amendment of such plan) and shall separately bear any expenses associated with any non-Rule 12b-1 Plan service payments ("service fees") that are made under any servicing agreement, if any, entered into with respect to that class; (iii) holders of the shares of the class shall have exclusive voting rights regarding the Rule 12b-1 Plan relating to such class (e.g., the adoption, amendment or termination of a Rule 12b-1 Plan), regarding the servicing agreements relating to such class and regarding any matter submitted to shareholders in which the interests of that class differ from the interests of any other class; (iv) each new class of shares may bear, to the extent consistent with rulings and other published statements of position by the Internal Revenue Service, the expenses of the Fund's operation that are directly attributable to such class ("Class Expenses")1/; and (v) each class may have conversion features unique to such class, permitting conversion of shares of such class to shares of another class, subject to the requirements set forth in Rule 18f-3.

III.  Expense Allocations

      Expenses of each class created after the date hereof must be allocated as follows: (i) distribution and shareholder servicing payments associated with any

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(1) Class Expenses are limited to any or all of the following: (i) transfer agent fees identified as being attributable to a specific class of shares, (ii) stationery, printing, postage, and delivery expenses related to preparing and distributing materials such as shareholder reports, prospectuses, and proxy statements to current shareholders of a specific class, (iii) Blue Sky registration fees incurred by a class of shares, (iv) SEC registration fees incurred by a class of shares, (v) expenses of administrative personnel and services as required to support the shareholders of a specific class, (vi) directors' fees or expenses incurred as a result of issues relating solely to a class of shares, (vii) account expenses relating solely to a class of shares,
(viii) auditors' fees, litigation expenses, and legal fees and expenses relating solely to a class of shares, and (ix) expenses incurred in connection with shareholder meetings as a result of issues relating solely to a class of shares.

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Rule 12b-1 Plan or servicing agreement, if any, relating to each respective class of shares (including any costs relating to implementing such plans or any amendment thereto) will be borne exclusively by that class; (ii) any incremental transfer agency fees relating to a particular class will be borne exclusively by that class; and (iii) Class Expenses relating to a particular class will be borne exclusively by that class.

      The methodology and procedures for calculating the net asset value and dividends and distributions of the various classes of shares of the Fund and the proper allocation of income and expenses among the various classes of shares of the Fund are required to comply with the Fund's internal control structure pursuant to applicable auditing standards, including Statement on Auditing Standards No. 55, and to be reviewed as part of the independent accountants' review of such internal control structure. The independent accountants' report on the Fund's system of internal controls required by Form N-SAR, Item 77B, is not required to refer expressly to the procedures for calculating the classes' net asset values.

Flag Investors Series Funds, Inc. (formerly, Flag Investors International Fund, Inc.) 18f-3 Plan Exhibits

1. Registrant's Articles of Incorporation and Articles Supplementary filed as Exhibits (1)(a) and (1)(b), respectively, to Post-Effective Amendment No. 16 to the Registrant's Registration Statement on Form N-1A (Registration No. 33-8479), filed with the Securities and Exchange Commission via EDGAR (Accession No. 0000950116-96-000106) on February 27, 1996 are herein incorporated by reference.

2. Registrant's Articles Supplementary to its Articles of Incorporation filed as Exhibit (1)(c) to Post-Effective Amendment No. 16 to the Registrant's Registration Statement on Form N-1A (Registration No. 33-8479), filed with the Securities and Exchange Commission via EDGAR (Accession No.
0000950116-96-000106) on February 27, 1996 is herein incorporated by reference.

3. Registrant's Articles Supplementary to its Articles of Incorporation filed as Exhibits (a)(4) and (a)(5) and Registrant's Articles of Amendment to its Articles of Incorporation filed as Exhibit (a)(6) to Post-Effective Amendment No. 24 to Registrant's Registration Statement on Form N-1A (Registration No. 33-8479), filed with the Securities and Exchange Commission via EDGAR (Accession No. 950116-00-000391) on February 29, 2000 are herein incorporated by reference.

4. [Registrant's Articles Supplementary to its Articles of Incorporation to create the Institutional Class filed as Exhibit __ to this Post-Effective Amendment No. __ to the Registrant's Registration Statement on Form N-1A (Registration No. 33-8479) and is herein incorporated by reference.]

5. Registrant's By-Laws are filed as Exhibit (b) to Post-Effective Amendment No. 24 to Registrant's Registration Statement on Form N-1A (Registration No. 33-8479) filed with the Securities and Exchange Commission via EDGAR (Accession No. 0000950116-00-000391) on February 29, 2000 and are herein incorporated by reference.

6. Registrant's Distribution Agreement dated as of August 31, 1997 with ICC Distributors Inc. filed as Exhibit (6)(a) to Post-Effective Amendment No. 18 to the Registrant's Registration Statement on Form N-1A (Registration No. 33-8479), filed with the Securities and Exchange Commission via EDGAR (Accession No. 950116-98-000474) and is herein incorporated by reference.

7. [Registrant's Distribution Agreement filed as Exhibit __ to this Post-Effective Amendment No. __ to the Registrant's Registration Statement on Form N-1A (Registration No. 33-8479) and is herein incorporated by reference.]

8. Registrant's Distribution Plan with respect to Flag Investors International Fund Class A Shares filed as Exhibit (15)(b) to Post-Effective Amendment No. 18 to the Registrant's Registration Statement on Form N-1A (Registration No. 33-8479), filed with the Securities and Exchange Commission via EDGAR (Accession No. 950116-98-000474) and is herein incorporated by reference.

9. [Registrant's Distribution Plan with respect to Flag Investors International Equity Fund Class B Shares filed as Exhibit __ to this Post-Effective Amendment No. __ to the Registrant's Registration Statement on Form N-1A (Registration No. 33-8479) and is herein incorporated by reference.]

10. [Registrant's Distribution Plan with respect to Flag Investors International Equity Fund Class C Shares filed as Exhibit __ to this Post-Effective Amendment No. __ to the Registrant's Registration Statement on Form N-1A (Registration No. 33-8479) and is herein incorporated by reference.]

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11. Registrant's Form of Sub-Distribution Agreement between ICC Distributors
Inc. and Participating Dealers is filed as Exhibit (6)(c) to Post-Effective Amendment No. 18 to Registrant's Registration Statement on Form N-1A (Registration No. 33-8479) filed with the Securities and Exchange Commission via EDGAR (Accession No. 950116-98-000474) and is herein incorporated by reference.

12. [Registrant's Form of Sub-Distribution Agreement filed as Exhibit __ to this Post-Effective Amendment No. __ to the Registrant's Registration Statement on Form N-1A (Registration No. 33-8479) and is herein incorporated by reference.]

13. Registrant's Prospectus relating to its Flag Investors International Equity Fund Class A, B and C Shares, filed as part of this Registration Statement on Form N-1A (Registration No. 33-8479) and as amended from time to time, is herein incorporated by reference.

14. Registrant's Prospectus relating to its Flag Investors International Equity Fund Institutional Shares is filed as part of this Registration Statement on Form N-1A (Registration No. 33-8479) and as amended from time to time, is herein incorporated by reference.